Information Analysis Incorporated	2009 Annual Report on Form 10-K

Exhibit 10.11

MODIFICATION AGREEMENT

This MODIFICATION AGREEMENT entered into as of December 29, 2009, between Information Analysis Incorporated, a Virginia corporation, with an address of 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030 (the “Borrower”) and TD Bank, NA, a National banking association with an address of 2070 Chain Bridge Road, Vienna, Virginia 22182 (the “Bank”).

WHEREAS, the Bank established a revolving line of credit (the “Revolving Loan”) for Borrower which matured on December 1, 2009 (the “Maturity Date”) respecting which Bank agreed to Lend to Borrower upon Borrower’s request, but subject to the terms and conditions set forth in various loan documents, of up to One Million Dollars and Zero Cents ($1,000,000.00) (the “Revolving Loan Amount”);

WHEREAS, the Revolving Loan is evidenced by that certain Promissory Note, dated December 20, 2005 (as previously amended, modified or supplemented, the “Note”), by the Borrower in favor of the Bank in the face amount of the Revolving Loan Amount;

WHEREAS, in connection with the Revolving Loan, Borrower entered into that certain Loan Agreement, dated December 20, 2005 (as previously amended, modified or supplemented, the “Loan Agreement”);

WHEREAS, the Loan Agreement and the Note and all other documents and instruments executed in connection with or relating to the Loan are referred to herein, collectively, as the “Loan Documents”; and all collateral granted to the Bank to secure the Loan is referred to herein, collectively, as the “Collateral”;

WHEREAS, the Borrower and the Bank have agreed to modify the Loan and the Loan Documents in accordance with the terms of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower mutually agree as follows:

1. MODIFICATION

1.1 Recitals and Representations Accurate. The above recitals are hereby made a part of this Agreement and the Borrower acknowledges and agrees that each of the recitals is true and correct.

1.2 Ratification. All of the terms, covenants, provisions, representations, warranties, and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed, and continued in full force and effect as if fully restated herein.

1.3 Amended and Restated Note. The Note shall be amended and restated in the form attached hereto as Exhibit A (the “Amended Note”).

1.4 Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

(a) The person executing this Agreement is duly authorized to do so and to bind the Borrower to the terms hereof;

(b) Each of the Loan Documents is a valid and legal binding obligation of the Borrower, enforceable in accordance with its terms, and is not subject to any defenses, counterclaims, or offsets of any kind;

(c) All financial statements delivered to the Bank were true, accurate and complete, in all material respects, as of the date of delivery to the Bank;

(d) Since the date of the Loan Documents there has been no material adverse change in the condition, financial or otherwise, of the Borrower, except as disclosed to the Bank in writing;

Information Analysis Incorporated	2009 Annual Report on Form 10-K

(e) There exists no action, suit, proceeding or investigation, at law or in equity, before any court, board, administrative body or other entity, pending or threatened, affecting the Borrower or its property, where in an unfavorable decision, ruling or finding would materially adversely affect the business operations, property or financial condition of the Borrower; and

(f) There exists no event of default, or other circumstance that with the passage of time or giving of notice or both will become an event of default, under any of the Loan Documents.

1.5 Interest. Fees. Costs and Expenses. The Borrower shall, simultaneously with the execution of this Agreement, pay to the Bank all accrued interest owing on the Loan as of the date of this Agreement together with all fees, costs and expenses due and owing to the Bank by the Borrower under the Loan Documents.

1.6 Modification. The Borrower agrees to pay the Bank a modification fee in the amount of $4,000.00 at the time of execution and delivery of this agreement. Additionally, the Borrower agrees, upon execution of the Agreement, to pay the following fees in connection with this modification: Documentation fee $200.00; Entity Search $42.50; Judgment Search $20.00.

2. MISCELLANEOUS

2.1 Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank, whether for safekeeping or otherwise, or in transit to or from the Bank (regardless of the reason the Bank had received the same or whether the Bank has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank.

2.2 Release of the Bank. The Borrower hereby confirms that as of the date hereof it has no claim, set-off, counterclaim, defense, or other cause of action against the Bank including, but not limited to, a defense of usury, any claim or cause of action at common law, inequity, statutory or otherwise, in contract or in tort, for fraud, malfeasance, misrepresentation, financial loss, usury, deceptive trade practice, or any other loss, damage or liability of any kind, including, without limitation, any claim to exemplary or punitive damages arising out of any transaction between the Borrower and the Bank. To the extent that any such set-off, counterclaim, defense, or other cause of action may exist or might hereafter arise based on facts known or unknown that exist as of this date, such set-off, counterclaim, defense and other cause of action is hereby expressly and knowingly waived and released by the Borrower. The Borrower acknowledges that this release is part of the consideration to the Bank for the financial and other accommodations granted by the Bank in this Agreement.

2.3 Costs and Expenses. The Borrower shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank’s rights or any of the obligations owing by the Borrower to the Bank, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to, the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Loan.

2.4 Indemnification. The Borrower shall indemnify, defend and hold the Bank and its directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless against any claim brought or threatened against any Indemnitee by the Borrower or any guarantor or endorser of the obligations of the Borrower to the Bank, or any other person (as well as from attorneys’ fees and expenses in connection

Information Analysis Incorporated	2009 Annual Report on Form 10-K

therewith) on account of the Bank’s relationship with the Borrower, or any guarantor or endorser of the obligations of the Borrower to the Bank (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within indemnification shall survive payment of the obligations of the Borrower to the Bank, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.

2.5 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

2.7 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

2.8 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

2.9 Further Assurances. The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Agreement (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in the Collateral or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, the Borrower authorizes the Bank to file financing statements, continuation statements or amendments without the Borrower’s signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by the Bank on behalf of the Borrower, if necessary, and may be filed at any time in any jurisdiction. The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Virginia Uniform Commercial Code, Titles 8.1-8.10 Code of Virginia as amended from time to time (the “Code”) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Bank promptly upon request. In addition, the Borrower shall at any time and from time to time take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgment, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain “control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank’s security interest in any of the Collateral and the preservation of its rights therein. The Borrower hereby constitutes the Bank its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all obligations of the Borrower to the Bank are irrevocably paid in full and the Collateral is released.

Information Analysis Incorporated	2009 Annual Report on Form 10-K

2.10 Amendments and Waivers. This Agreement may be amended and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrower shall obtain the Bank’s prior written consent to each such amendment, action or omission to act. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of the Bank on any future occasion.

2.11 Terms of Agreement. This Agreement shall continue in force and effect so long as any obligation of the Borrower to Bank shall be outstanding and is supplementary to each and every other agreement between the Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of the Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between the Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of the Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

2.12 Notices. Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party; notwithstanding the foregoing notices to the Bank with respect to accounting and collateral release and notices to the Trustee pursuant to a Deed of Trust shall be sent to the Bank as follows: Attention: VP Loan Servicing, Loan Services, 6000 Atrium Way, Mt. Laurel NJ 08054.

2.13 Virginia Law. This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in Virginia, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the laws of Virginia without giving effect to the conflicts of laws principles thereof.

2.14 JURY WAIVER. BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE (A) ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed under seal on this day December 29, 2009.

Borrower:
Information Analysis Incorporated

By:	/s/ Sandor Rosenberg
Sandor Rosenberg, Chief Executive Officer

By:	/s/ Richard S. DeRose
Richard S. DeRose, Executive Vice President

Accepted: TD Bank, NA

By:	/s/ Philip J. Ayoub
Name: Philip J. Ayoub
Title: Duly Authorized Representative